SECOND MODIFICATION AGREEMENT

This Second Modification Agreement (the "Agreement"), dated as of November 13, 2014, is entered into by and among AeroCentury Corp., a Delaware corporation (the "Borrower"), the several financial institutions party to the Loan Agreement (defined below) (each a “Lender” and collectively, “Lenders”), and Mufg Union Bank, N.A., formerly known as Union Bank, N.A. (“Union Bank”), for itself, as Lender and Swing Line Lender, and as agent for the Lenders and other financial institutions (if any) from time to time a party to the Loan Agreement (in such capacity, “Agent”), with reference to the following facts:

RECITALS

A.           Pursuant to the terms of that certain Second Amended and Restated Loan and Security Agreement dated as of May 30, 2014 by and between Borrower, as borrower, the Lenders party thereto, and Union Bank, in its capacity as Lender and Swing Line Lender and as the Agent on behalf and for the benefit of the Lenders, as amended by that certain Modification and Limited Waiver to Second Amended and Restated Loan and Security Agreement dated as of August 26, 2014 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), Lenders made available to Borrower a revolving credit facility in the aggregate principal amount of up to One Hundred Eighty Million Dollars ($180,000,000.00) (with an additional $20,000,000.00 “accordion” feature) (the "Loan").  Except as otherwise specifically provided herein, all capitalized terms used and not defined herein shall have the meanings set forth in the Loan Agreement.

B.           The Loan is evidenced by that certain (i) Second Amended and Restated Revolving Note dated May 30, 2014, made by Borrower and payable to the order of Union Bank in the maximum principal amount of $55,000,000.00 (the “Union Bank Note”); (ii) Commercial Promissory Note [Swing Line] dated May 30, 2014, made by Borrower and payable to the order of Union Bank in the maximum principal amount of $10,000,000.00 (the “Union Bank Swing Line Note”); (iii) Second Amended and Restated Revolving Note dated May 30, 2014, made by Borrower and payable to the order of California Bank and Trust in the maximum principal amount of $30,000,000.00 (the “California Bank Note”); (iv) Second Amended and Restated Revolving Note dated May 30, 2014, made by Borrower and payable to the order of U.S. Bank National Association in the maximum principal amount of $30,000,000.00 (the “U.S. Bank Note”); (v) Second Amended and Restated Revolving Note dated May 30, 2014, made by Borrower and payable to the order of Umpqua Bank in the maximum principal amount of $25,000,000.00 (the “Umpqua Bank Note”); (vi) Amended and Restated Revolving Note dated May 30, 2014, made by Borrower and payable to the order of First Bank in the maximum principal amount of $20,000,000.00 (the “First Bank Note”); and (vii) Revolving Note dated May 30, 2014, made by Borrower and payable to the order of Cathay Bank in the maximum principal amount of $10,000,000.00 (the “Cathay Bank Note” and collectively with the Union Bank Note, Union Bank Swing Line Note, California Bank Note, U.S. Bank Note, Umpqua Bank Note and First Bank Note, the "Notes").

C.           The Notes are secured by the Collateral pursuant to, among other things, Mortgages filed with the FAA, filed in the International Registry and recorded or filed according to local law practices.

D.           In order to provide further assurances regarding the payment of the Loan and the priority of the Collateral, Borrower delivered to Agent that certain Subordination Agreement (Management Agreement) dated April 28, 2010, by and between JetFleet Management Corp., a California corporation (“JMC”), Borrower and Agent.

E.           The Loan Agreement, the Notes and the Mortgages, together with any other documents executed by or among the parties in connection with the Loan, and any and all amendments and modifications thereto, and together with all financing statements and other documents or instruments filed or recorded in connection with the Collateral and/or the Loan are referred to collectively as the "Loan Documents".  This Agreement is a Loan Document.

F.           As of the date hereof, the outstanding principal balance, exclusive of accrued interest and other expenses, under the Notes is $108,200,000.

G.           As of the date hereof, Lenders consist of the following financial institutions: Union Bank, California Bank and Trust, First Bank, U.S. Bank National Association, Umpqua Bank, and Cathay Bank.

H.           Borrower has requested that Lenders reduce the Revolving Commitment to $150,000,000.00, increase the borrowing availability under the “accordion” feature to $30,000,000.00 and modify the Loan Documents in certain respects as set forth herein.  In addition, as part of this modification, First Bank and Cathay Bank (together, the “Exiting Lenders”) desire to receive full payoff of their respective Pro Rata Share of the amounts outstanding under the Revolving Commitment equal to, respectively, $10,933,333.33 (the “First Bank Payoff”) and $5,466,666.67 (the “Cathay Bank Payoff” and together with the First Bank Payoff, the “Exiting Lenders Payoffs”), and terminate their obligation to participate in the Revolving Commitment.  Lenders are agreeable to the foregoing, subject to all terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree and covenant as follows:

AGREEMENT

1. Recitals.  The recitals set forth above are true, accurate and correct.

2. Reaffirmation of the Loan.  Borrower reaffirms all of its obligations under all of the Notes (except with respect to the First Bank Note subject to First Bank’s receipt of the First Bank Payoff and the Cathay Bank Note subject to the Cathay Bank’s receipt of the Cathay Bank Payoff) and all other Loan Documents, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.  Borrower acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Notes or any other Loan Document (except with respect to the First Bank Note subject to First Bank’s receipt of the First Bank Payoff and the Cathay Bank Note subject to the Cathay Bank’s receipt of the Cathay Bank Payoff).

3. Reduction of the Revolving Commitment.  As of the Modification Effective Date, the Revolving Commitment (i.e., the aggregate amount available for borrowing as Revolving Loans under the Credit Facility) is hereby reduced from $180,000,000.00 to $150,000,000.00 (the “Revolving Commitment Reduction”).  Following the effectiveness of this Agreement, all references in the Loan Documents to the Revolving Commitment shall be amended to $150,000,000.00 (as such amount may be reduced or increased pursuant to the applicable terms of the Loan Agreement as modified).  Notwithstanding anything to the contrary in the Loan Documents, Agent is expressly permitted to take such actions necessary or advisable to give effect to this Agreement and the Revolving Commitment Reduction (including actions to ensure pro rata allocations of Revolving Commitment after giving effect to this Agreement and the Revolving Commitment Reduction).

4. Increased Availability Under the “Accordion” Feature.  As of the Modification Effective Date, the aggregate maximum amount of incremental increases of the Revolving Commitment available pursuant to Section 2.18 of the Loan Agreement shall be increased from $20,000,000.00 to $30,000,000.00.

5. Exiting Lenders Payoffs.  On the Modification Effective Date, Borrower shall pay (i) the First Bank Payoff, along with the fees and costs due in connection therewith under the Loan Agreement (the “First Bank Payoff Costs”), and (ii) the Cathay Bank Payoff along with the fees and costs due in connection therewith under the Loan Agreement (the “Cathay Bank Payoff Costs”), which payment shall be in full satisfaction of the amounts owed to the Exiting Lenders under the Loan Agreement and the respective Note of such Exiting Lender.

5.1 The payment of the Exiting Lenders Payoffs shall be made on the Modification Effective Date with Loan proceeds funded under the Revolving Commitment by Lenders other than the Exiting Lenders in accordance with each such Lender’s Pro Rata Share as adjusted after giving effect to the Revolving Commitment Reduction, as more particularly described in the schedule attached hereto titled as “Payoff Schedule”.

5.2 The payment of the First Bank Payoff Costs and the Cathay Bank Payoff Costs shall be made on the Modification Effective Date with Borrower’s own funds.

5.3 For the avoidance of doubt, the principal amount outstanding under the Revolving Commitment immediately prior to the Modification Effective Date does not change as a result of either the Exiting Lenders Payoffs or the Revolving Commitment Reduction.

5.4 As of the Modification Effective Date, each of the Exiting Lenders shall cease to be a “Lender” under the Loan Agreement and such Exiting Lender’s commitment obligations under the Revolving Commitment shall terminate.

5.5 Upon First Bank’s receipt of the First Bank Payoff, First Bank shall deliver to Borrower the original First Bank Note.

5.6 Upon Cathay Bank’s receipt of the Cathay Bank Payoff, Cathay Bank shall deliver to Borrower the original Cathay Bank Note.

6. Modification of Loan Agreement.  The Loan Agreement is hereby modified, effective as of the Modification Effective Date, as follows:

6.1 The definition of “Appraised Value” in Section 1.1 of the Loan Agreement is hereby amended by replacing the words “annual Appraisal” in the second sentence thereof with “semi-annual Appraisal”.

6.2 The definition of “Maximum Amount” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"Maximum Amount" means One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00), or such other decreased or increased amount as provided for under Section 2.8 and Section 2.18, respectively, of this Agreement.

6.3 The definition of “Permitted Aircraft Disposition Charges” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"Permitted Aircraft Disposition Charges" means the non-cash impairment charges (if any) and losses (if any) on the sale, revaluation, impairment charges, or other disposition event related to Borrower’s Fokker 100 Aircraft incurred by Borrower during the period from the Fiscal Quarter ending June 30, 2014 through the fiscal Quarter ending September 30, 2015 but only up to a total aggregate amount of Eighteen Million Six Hundred Thousand and No/100 Dollars ($18,600,000.00), used in calculating the financial covenants under Section 6.15.2 (Interest Coverage Ratio) and Section 6.15.3 (Debt Service Coverage Ratio).

6.4 The definition of “Phantom Amortization” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"Phantom Amortization" shall be equal 8.3333333333% of Funded Debt.

6.5 The definition of “Pro Rata Share” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"Pro Rata Share" means, with respect to each Lender, the percentage of the Revolving Commitment set forth opposite the name of that Lender on Schedule 2.1, as such percentage may be increased or decreased pursuant to the terms of hereof, including pursuant a Commitment Assignment and Acceptance executed in accordance with Section 12.8.2.

6.6 The definition of “Revolving Commitment” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"Revolving Commitment" means, subject to Sections 2.8 and 2.18, One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00). The respective Pro Rata Shares of the Lenders with respect to the Revolving Commitment are set forth in Schedule 2.1.

6.7 The definition of “Tangible Net Worth” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"Tangible Net Worth" means on any date of determination, the following with respect to Borrower and its Subsidiaries on a consolidated basis: (a) the sum of the total assets less the total liabilities minus (b) intangibles (excluding gains and losses from fair value of derivatives charges whether or not included in other comprehensive income or net income) on such date, all as determined in accordance with GAAP, consistently applied.  For the avoidance of doubt, no adjustment on account of Permitted Aircraft Disposition Charges shall be made in the calculation of Tangible Net Worth.

6.8 Section 2.18 of the Loan Agreement is hereby revised by deleting the first sentence therein in its entirety and replacing it with the following:

Provided that no Default or Event of Default then exists, Borrower may request, from time to time, on or after the Closing Date, in writing, that the then effective Revolving Commitment be increased up to an aggregate amount not in excess of One Hundred Eighty Million and 00/100 Dollars ($180,000,000.00).

6.9 Section 6.15.1 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

6.15.1                 Maximum Leverage Ratio.  A ratio of Funded Debt to Tangible Net Worth measured at the end of each Fiscal Quarter of not more than the applicable value stated in the following table next to the corresponding period ("Maximum Leverage Ratio"):

Period	Maximum Leverage Ratio
From the Fiscal Quarter ending September 30, 2014 through the Fiscal Quarter ending June 30, 2015	4.50:1.00
For the Fiscal Quarter ending September 30, 2015	4.00:1.00
From the Fiscal Quarter ending December 31, 2015 through each Fiscal Quarter thereafter	3.75:1.00

6.10 Section 6.15.2 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

6.15.2.                 Interest Coverage Ratio.  Borrower shall maintain an Interest Coverage Ratio of at least the applicable value stated in the table below next to the corresponding period.  For purposes of this Section 6.15.2, Interest Coverage Ratio means the ratio calculated as follows (calculated on a twelve (12) month trailing basis): EBITDA, divided by the difference between the amount of Interest Expense minus the amount of fees and costs incurred by Lenders’ in connection with extending the Loan that Agent in its sole discretion agrees to amortize for the purpose of calculating the Interest Coverage Ratio.

Period	Interest Coverage Ratio
For the Fiscal Quarter ending September 30, 2014	2.00:1.00
From the Fiscal Quarter ending December 31, 2014 though the Fiscal Quarter ending March 31, 2015	2.25:1.00
From the Fiscal Quarter ending June 30, 2015 through the Fiscal Quarter ending September 30, 2015	2.50:1.00
From the Fiscal Quarter ending December 31, 2015 through each Fiscal Quarter thereafter	2.75:1.00

6.11 Section 6.15.3 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

6.15.3.                 Debt Service Coverage Ratio.  Borrower shall maintain a Debt Service Coverage Ratio of at least the applicable value stated in the table below next to the corresponding period, calculated on a twelve (12) month trailing basis.  "Debt Service Coverage Ratio" means the ratio of (a) the sum of (i) EBITDA less (ii) taxes paid in cash during the prior consecutive twelve (12) month period plus (iii) Maintenance Expense for such period to (b) Total Debt Service for such period.  For purposes of this Section 6.15.3, EBITDA shall include an amount, if any, constituting Pro Forma EBITDA.

Period	Debt Service Coverage Ratio
From the Fiscal Quarter ending September 30, 2014 through the Fiscal Quarter ending June 30, 2015	1.00:1.00
From the Fiscal Quarter ending September 30, 2015 through each Fiscal Quarter thereafter	1.05:1.00

6.12 Section 6.15.4 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

6.15.4                 Minimum Tangible Net Worth Covenant.  "Minimum Tangible Net Worth" shall be an amount equal to or greater than the sum of the following: (i) eighty five percent (85%) of Tangible Net Worth as of September 30, 2014, (ii) fifty percent (50%) of Net Income reported in each successive Fiscal Quarter with no deduction for operating losses reported for such Fiscal Quarter, (iii) one hundred percent (100%) of the net proceeds from any additional equity offering in excess of Five Million and 00/100 Dollars ($5,000,000.00), and (iv) fifty percent (50%) of any incremental additive equity associated with any Acquisition.”

6.13 Section 6.15.5 of the Loan Agreement titled “No Net Loss” is hereby amended by adding the following at the end of last sentence of the Section:

provided further that for purposes of any add-backs to income on account of any such non-cash impairment charges for such events are calculated at the tax rate of thirty-five percent (35%).

6.14 Section 8.1.6 of the Loan Agreement is hereby amended by deleting its first sentence and replacing it with the following:

as soon as available, but in any event within fifteen (15) days after the end of each two consecutive Fiscal Quarters ending June 30 and December 31, respectively, an Appraisal performed by an Appraiser acceptable to Agent and at Borrower’s expense, with respect to all Eligible Assets.

6.15 Section 12.17.  References in Section 12.17 of the Loan Agreement to “Section 12.7.2” shall be revised to “Section 12.8.2”.

6.16 Section 14.4.  References in Section 14.4 of the Loan Agreement to “Section 12.7.2” shall be revised to “Section 12.8.2”.

6.17 Compliance Certificate.  Exhibit D attached to the Loan Agreement enclosing the form of the Compliance Certificate is hereby deleted in its entirety and is replaced with the form attached hereto.

6.18 Schedule 2.1 of the Loan Agreement reflecting each Lender’s Pro Rata Share with respect to the Revolving Commitment shall be deleted and replaced with the Schedule 2.1 attached hereto.

7. Conditions Precedent.  Before this Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied in a manner acceptable to Agent in its sole judgment (such date when all the following conditions are so satisfied being the “Modification Effective Date”):

7.1 The payments of the Exiting Lenders Payoffs, the First Bank Payoff Costs and the Cathay Bank Payoff Costs shall have been made.

7.2 Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each duly executed by an authorized signatory of each party thereto and each in form and substance satisfactory to Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless Agent otherwise agrees or directs):

7.2.1 this Agreement; and

7.2.2 the Reaffirmation of Subordination Agreement and Consent to Modification and Waiver executed by JMC in the form attached hereto.

7.3 Agent shall have received such documentation as Agent may reasonably require to establish the due organization, valid existence and good standing of any guarantor or other party to any of the Loan Documents, its qualification to engage in business in each material jurisdiction in which they are engaged in business or required to be so qualified, its authority to execute, deliver and perform the Loan Documents to which it is a party, the identity, authority and capacity of each authorized signatory thereof authorized to act on its behalf, including certified copies of articles of organization and amendments thereto, bylaws and operating agreements and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, Certificates of Responsible Officials, and the like.

7.4 Agent shall have received any other agreements, resolutions, documents, opinion letters, entity documents, UCC and litigation searches, and information relating to the Loan (including evidence of Borrower's authority to enter into this Agreement) that Agent may reasonably require or request in connection with this Agreement or in accordance with the other Loan Documents, including but not limited to documents reaffirming Agent's security interest in the Collateral as required according to local law practices.

7.5 All of the representations and warranties of Borrower set forth in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement.

8. Payment of Expenses.  Borrower shall pay the reasonable fees and expenses of Agent's outside counsel, as well as any other reasonable documented costs and expenses incurred or payable by the Agent in connection with due diligence, syndication, and the preparation, execution and delivery of this Agreement and the other documentation contemplated hereby.  In addition, as a condition to the effectiveness of this Agreement, Borrower shall have paid any negotiated loan fees associated with this Agreement to each Lender.

9. Borrower's Representations and Warranties.  Borrower represents and warrants to Lenders as follows:

9.1 Loan Documents.  Except as otherwise disclosed to Agent in writing prior to the date of this Agreement, all representations and warranties made and given by Borrower in the Loan Documents are true, accurate and correct as of the date hereof.

9.2 No Default.  There exists no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default.

9.3 Borrowing Entity.  Borrower is a corporation, duly organized and existing and in good standing under the laws of the State of Delaware, and is qualified or licensed to do business in all jurisdictions (including California) in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could result in an Event of Default.  There have been no changes in the organization, composition, ownership structure or formation documents of Borrower since the inception of the Loan except for those previously disclosed in writing to Agent.

9.4 Existing Liens.  As of the date hereof, except as disclosed in writing to Agent, no Liens exist on any of Borrower's assets and/or property of any kind.

10. No Impairment; No Novation.  Except as specifically hereby amended, the Loan Documents shall each remain unaffected by this Agreement and all Loan Documents shall remain in full force and effect.  The execution and delivery of this Agreement shall not constitute a novation of any Loan Document.

11. Integration.  The Loan Documents, including this Agreement:  (a) integrate all the terms and conditions mentioned in or incidental to the Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties.  If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail.

12. Miscellaneous.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument.  Delivery of an executed counterpart of the signature page to this Agreement by telefacsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by telefacsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party; provided; however, that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.  If any court of competent jurisdiction in the state of California determines any provision of this Agreement or any of the other Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Loan Documents.  This Agreement shall be governed by the laws of the State of California, without regard to the choice of law rules of that State.  As used in this Agreement, the word "include(s)" means "includes(s), without limitation," and the word "including" means "including, but not limited to."  In the event of a dispute between any of the parties hereto over the meaning of this Agreement, all parties shall be deemed to have been the drafter hereof, and any applicable law that states that contracts are construed against the drafter shall not apply.

 [Remainder of Page Intentionally Left Blank.  Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties have agreed to the foregoing as of the date first set forth above.

BORROWER AEROCENTURY CORP., a Delaware corporation By: Name: Title:

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AGENT, LENDER AND SWING LINE LENDER: MUFG UNION BANK, N.A., formerly known as Union Bank, N.A. By: Name: Title:

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LENDER: CALIFORNIA BANK AND TRUST By: Name: Title:

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LENDER: UMPQUA BANK By: Name: Title:

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LENDER: U.S. BANK NATIONAL ASSOCIATION By: Name: Title:

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LENDER: CATHAY BANK By: Name: Title:

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LENDER: FIRST BANK By: Name: Title:

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Payoff Schedule

First Bank Payoff:                                           $10,933,333.33

Cathay Bank Payoff:                                                      $  5,466,666.67_

Exiting Lenders Payoffs:                                           $16,400,000.00

Allocations of Revolving Commitment Prior to the First Bank Payoff:

Lenders	Pro Rata Share	Libor #1	Libor #2	Libor #3	TOTAL
MUFG Union Bank N.A	36.111111111%	$3,250,000.00	$7,222,222.23	$25,061,111.10	$35,533,333.33
California Bank & Trust	16.666666667%	$1,500,000.00	$3,333,333.33	$11,566,666.67	$16,400,000.00
US Bank	16.666666667%	$1,500,000.00	$3,333,333.33	$11,566,666.67	$16,400,000.00
Umpqua Bank	13.888888889%	$1,250,000.00	$2,777,777.78	$9,638,888.89	$13,666,666.67
First Bank	11.111111111%	$1,000,000.00	$2,222,222.22	$7,711,111.11	$10,933,333.33
Cathay Bank	5.555555555%	$500,000.00	$1,111,111.11	$3,855,555.56	$5,466,666.67
TOTAL	100.000000000%	$9,000,000.00	$20,000,000.00	$69,400,000.00	$98,400,000.00

Allocations of Revolving Commitment After the Exiting Lenders Payoffs:

Lenders	Pro Rata Share	Libor #1	Libor #2	Libor #3	TOTAL	Amount to Be Funded
MUFG Union Bank N.A	43.333333333%	$3,900,000.00	$8,666,666.68	$30,073,333.32	$42,640,000.00	$7,106,666.67
California Bank & Trust	20.000000000%	$1,800,000.00	$4,000,000.00	$13,880,000.00	$19,680,000.00	$3,280,000.00
US Bank	20.000000000%	$1,800,000.00	$4,000,000.00	$13,880,000.00	$19,680,000.00	$3,280,000.00
Umpqua Bank	16.666666667%	$1,500,000.00	$3,333,333.33	$11,566,666.67	$16,400,000.00	$2,733,333.33
TOTAL	100.000000000%	$9,000,000.00	$20,000,000.00	$69,400,000.00	$98,400,000.00	$16,400,000.00

SMRH:434611494.5	Payoff Schedule	Second Modification Agreement
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Schedule 2.1

Revolving Commitment

Commitment	Lender	Pro Rata Share
$65,000,000.00	MUFG Union Bank, N.A.	43.333333333%
$30,000,000.00	California Bank & Trust	20.000000000%
$30,000,000.00	U.S. Bank National Association	20.000000000%
$25,000,000.00	Umpqua Bank	16.666666667%
$150,000,000.00		100.000000000%

SMRH:434611494.5	Schedule 2.1	Second Modification Agreement
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EXHIBIT D

COMPLIANCE CERTIFICATE

To:           MUFG UNION BANK, N.A., AGENT

This Compliance Certificate (this "Certificate") is executed and delivered by AeroCentury Corp., a Delaware corporation ("Borrower"), to MUFG Union Bank, N.A. ("Agent") pursuant to that certain Second Amended and Restated Loan and Security Agreement dated as of May 30, 2014, among MUFG Union Bank, N.A., together with any other Lender thereunder from time to time (collectively, the "Lenders") and MUFG Union Bank, N.A., as Agent and Swing Line Lender (as amended, extended, renewed, supplemented or otherwise modified from time to time, the "Loan Agreement").  Any terms used herein and not defined herein shall have the meanings set forth for such terms in the Loan Agreement.

This Certificate is delivered in accordance with Section 8.1 of the Loan Agreement by an Authorized Signatory of Borrower.  This Certificate is delivered with respect to the Fiscal [Quarter/Year] ended _________________, 20__ ("Determination Date").  Computations and other information indicating compliance with respect to the covenants contained in Sections 6.15.1, 6.15.2, 6.15.3, 6.15.4, 6.15.5, 6.15.6 and 6.15.7 of the Loan Agreement are set forth below:

1. Section 6.15.1: Maximum Leverage Ratio

A ratio of Recourse Funded Debt to Adjusted Tangible Net Worth ("Maximum Leverage Ratio") of not more than 4.50x @ Fiscal Quarter (“FQ”) 9/30/14 to FQ 6/30/15, 4.00x @ FQ 9/30/15, 3.75x @ FQ 12/31/15 and thereafter

Funded Debt means all indebtedness, liabilities, and obligations, now existing or hereafter arising, for money borrowed by Borrower whether or not evidenced by any note, indenture, or agreement (including, without limitation, the Notes and any indebtedness for money borrowed from an Affiliate), as determined in accordance with GAAP, consistently applied
$

Tangible Net Worth means the following with respect to Borrower and its Subsidiaries:
(a) total assets	$
(b) less total liabilities	$
(c) less intangibles (excluding gains and losses from fair value of derivatives charges whether or not included in other comprehensive income or net income)	$
Tangible Net Worth		$

Ratio of Total Recourse Debt to Tangible Net Worth

SMRH:434611494.5	Exhibit D Form of Compliance Certificate	Second Modification Agreement
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2. Section 6.15.2: Interest Coverage Ratio

As of the Determination Date an Interest Coverage Ratio of at least 2.00x @ FQ 9/30/14, 2.25x @ FQ 12/31/14 to FQ 3/31/2015, 2.50 @ FQ 6/30/15 to FQ 9/30/15, 2.75x @ FQ 12/31/15 and thereafter, calculated as follows:

EBITDA equal to the sum of the following (calculated on a twelve month trailing basis) (taking into account Permitted Aircraft Disposition Charges):
(a)Net income (loss)	$
(b)plus Interest Expense equal to the sum of:
(i) Interest expense
(ii) plus the gain (or less the loss) from the fair value of derivatives charges whether or not included in other comprehensive income or net income
Total Interest Expense	$
(c)plus taxes	$
(d)plus depreciation	$
(e) plus amortization	$
(f) plus Permitted Aircraft Disposition Charges (if any)

EBITDA		$

Divided by the product of: (a)Total Interest Expense (as calculated above)	$
(b) less amortization of amendment fees	$
Interest Expense, as adjusted

Ratio of EBITDA to Interest Expense

SMRH:434611494.5	Exhibit D Form of Compliance Certificate	Second Modification Agreement
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3. Section 6.15.3: Debt Service Coverage Ratio
A Debt Service Coverage Ratio of at least 1.00x @ FQ 9/30/14 to 6/30/15, 1.05x @ FQ 9/30/15 and thereafter, calculated on a twelve month trailing basis as follows:

Adjusted EBITDA equal to the sum of the following (calculated on a twelve month trailing basis):
(i) EBITDA (as calculated for Section 6.15.2 above)	$
(ii) less taxes paid in cash
(iii) plus Maintenance Expense
(iv) plus Pro Forma EBITDA*

EBITDA as adjusted		$

Total Debt Service equal to the sum of:
(i)Phantom amortization equal to 8.3333333333% of Funded Debt	$
(ii) plus Interest Expense (as calculated for Section 6.15.2)	$
(iii) plus Maintenance Expense	$

Total Debt Service		$

Ratio of EBITDA as adjusted to Total Debt Service
* Pro Forma EBITDA relates to the following Aircraft:

4. Section 6.15.4: Minimum Tangible Net Worth
Tangible Net Worth as calculated in Section 6.15.1		$

Minimum Tangible Net Worth equal to the sum of:
(i) 85% of Tangible Net Worth at September 30, 2014	$
(ii) plus 50% of Net Income reported in each successive Fiscal Quarter with no deduction for any losses	$
(iii) plus 100% of net proceeds from any additional equity offering in excess of $5,000,000	$
(iv) plus 50% of any incremental additive equity associated with any Acquisition	$
Total Minimum Tangible Net Worth		$

Excess (deficient) Tangible Net Worth Compared to Total Minimum Tangible Net Worth		$

SMRH:434611494.5	Exhibit D Form of Compliance Certificate	Second Modification Agreement
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5.  Section 6.15.5:  No Net Loss
No net loss as of the end of any Fiscal Quarter

Net income calculated according to GAAP on a twelve (12) month trailing basis.*	$

*Net income as of the end of any FQ through the FQ ending December 31, 2015, shall not include any gains or losses on the sale, revaluation, impairment charges, or other disposition event related to Borrower’s Fokker 100 Aircraft that occurred on or prior to September 30, 2015 provided that for purposes of any add-backs to income on account of any non-cash impairment charges for such events are calculated at the tax rate of thirty-five percent (35%).

6. Section 6.15.6: Utilization
Utilization Rate shall be at least 75% calculated on a twelve month trailing basis.

Utilization Rate equals:
(i)Number of days each item of Equipment is subject to an Eligible Lease during the measuring period multiplied by such Equipment’s Appraised Value
(ii)divided by the number of days such item of Equipment is owned multiplied by such Equipment’s Appraised Value
Utilization Rate

7. Section 6.15.7: Revenue Concentration Limit

No more than 25% of Borrower’s annual operating lease revenue may be from any one Lessee nor may more than 40% of Borrower’s annual operating lease revenue be from any two Lessees, calculated on a twelve month trailing basis**

Revenue Concentration from One Lessee equals:
(i)Borrower’s annual operating lease revenue (excluding maintenance reserves) from largest grossing Lessee	$
(ii)divided by total annual operating lease revenue (excluding maintenance reserves)	$
Revenue Concentration from One Lessee

Revenue Concentration from Two Lessees equals:
(i)Borrower’s annual operating lease revenue (excluding maintenance reserves) from two largest grossing Lessees	$
(ii)divided by total annual operating lease revenue (excluding maintenance reserves)	$
Revenue Concentration from Two Lessees
** Enclosed herewith is the revenue concentration calculation for each Lessee

SMRH:434611494.5	Exhibit D Form of Compliance Certificate	Second Modification Agreement
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8.           A review of the activities of Borrower during the fiscal period covered by this Certificate has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower performed and observed all of its Obligations.  To the best knowledge of the undersigned, during the fiscal period covered by this Certificate, all covenants and conditions have been so performed and observed and no Default or Event of Default has occurred and is continuing, with the exceptions set forth below in response to which Borrower has taken or proposes to take the following actions (if none, so state).

9.           The undersigned a Senior Officer of Borrower certifies that the calculations made and the information contained herein are derived from the books and records of Borrower, as applicable, and that each and every matter contained herein correctly reflects those books and records.

10.           To the best knowledge of the undersigned no event or circumstance has occurred that constitutes a Material Adverse Effect since the date the most recent Compliance Certificate was executed and delivered, with the exceptions set forth below (if none, so state).

Dated: ____________________	Printed Name and Title of Senior Officer of AeroCentury Corp.

SMRH:434611494.5	Exhibit D Form of Compliance Certificate	Second Modification Agreement
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REAFFIRMATION OF SUBORDINATION AGREEMENT

AND CONSENT TO MODIFICATION

The undersigned hereby consents to the terms, conditions and provisions of the foregoing Second Modification Agreement (the "Modification Agreement") by and between AeroCentury Corp., a  Delaware corporation (the "Borrower"), MUFG Union Bank, N.A., formerly known as Union Bank, N.A. (“Union Bank”), together with the Lenders party thereto (collectively, the "Lenders"), and Union Bank as Swing Line Lender (“Swing Line Lender”) and as Agent ("Agent") for the Lenders, and the transactions contemplated thereby.

The undersigned also hereby ratifies and reaffirms the full force and effectiveness of that certain Subordination Agreement (Management Agreement) dated as of April 28, 2010 by and between JetFleet Management Corp., a California corporation and Union Bank, in its capacity as Agent for itself and the other Lenders (the "Subordination Agreement"), pursuant to which the parties agreed, among other things, that certain payments under that certain Amended and Restated Management Agreement dated April 23, 1998 by and between the undersigned and Borrower were and at all times would be subject and subordinate to the prior payment in full of the Senior Indebtedness.

All capitalized terms used but not defined herein shall have the meanings given them in the Subordination Agreement.

JETFLEET MANAGEMENT CORP., a California corporation By: Name: Title:

-S-	Reaffirmation
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